September 2020

Forward Looking Statements and Non-GAAP Measures In keeping with the SEC's "Safe Harbor" guidelines, certain statements made during this presentation could be considered forward-looking and subject to certain risks and uncertainties that could cause results to differ materially from those projected. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, our business and investment strategy, our understanding of our competition, current market trends and opportunities, projected operating results, and projected capital expenditures. These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy, the degree and nature of our competition, legislative and regulatory changes, including changes to the Internal Revenue Code of 1986, as amended (the “Code”), and related rules, regulations and interpretations governing the taxation of REITs; and limitations imposed on our business and our ability to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes. These and other risk factors are more fully discussed in the company's filings with the Securities and Exchange Commission. EBITDA is defined as net income before interest, taxes, depreciation and amortization. EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price or debt amount. A capitalization rate is determined by dividing the property's net operating income by the purchase price. Net operating income is the property's funds from operations minus a capital expense reserve of either 4% or 5% of gross revenues. Hotel EBITDA flow-through is the change in Hotel EBITDA divided by the change in total revenues. EBITDA, FFO, AFFO, CAD and other terms are non-GAAP measures, reconciliations of which have been provided in prior earnings releases and filings with the SEC or in the appendix to this presentation. The calculation of implied equity value is derived from an estimated blended capitalization rate (“Cap Rate”) for the entire portfolio using the capitalization rate method. The estimated Cap Rate is based on recent Cap Rates of publically traded peers involving a similar blend of asset types found in the portfolio, which is then applied to Net Operating Income (“NOI”) of the company’s assets to calculate a Total Enterprise Value (“TEV”) of the company. From the TEV, we deduct debt and preferred equity and then add back working capital to derive an equity value. The capitalization rate method is one of several valuation methods for estimating asset value and implied equity value. Among the limitations of using the capitalization rate method for determining an implied equity value are that it does not take into account the potential change or variability in future cash flows, potential significant future capital expenditures, the intended hold period of the asset, or a change in the future risk profile of an asset. This overview is for informational purposes only and is not an offer to sell, or a solicitation of an offer to buy or sell, any securities of Braemar Hotels & Resorts Inc. or any of its respective affiliates, and may not be relied upon in connection with the purchase or sale of any such security. Our business has been and will continue to be materially adversely affected by the impact of, and the public perception of a risk of, a pandemic disease. In December 2019, a novel strain of coronavirus (COVID-19) was identified in Wuhan, China, which has subsequently spread to other regions of the world, and has resulted in increased travel restrictions and extended shutdown of certain businesses in affected regions, including in nearly every state in the United States. Since late February, we have experienced a significant decline in occupancy and RevPAR and we expect the significant occupancy and RevPAR reduction associated with the novel coronavirus (COVID-19) to likely continue as we are recording significant reservation cancellations as well as a significant reduction in new reservations relative to prior expectations. The continued outbreak of the virus in the U.S. has and will likely continue to further reduce travel and demand at our hotels. The prolonged occurrence of the virus has resulted in health or other government authorities imposing widespread restrictions on travel or other market impacts. The hotel industry and our portfolio have and we expect will continue to experience the postponement or cancellation of a significant number of business conferences and similar events. At this time those restrictions are very fluid and evolving. We have been and will continue to be negatively impacted by those restrictions. Given that the type, degree and length of such restrictions are not known at this time, we cannot predict the overall impact of such restrictions on us or the overall economic environment. In addition, even after the restrictions are lifted, the propensity of people to travel and for businesses to hold conferences will likely remain below historical levels for an additional period of time that is difficult to predict. We may also face increased risk of litigation if we have guests or employees who become ill due to COVID-19. As such, the impact these restrictions may have on our financial position, operating results and liquidity cannot be reasonably estimated at this time, but the impact will likely be material. Additionally, the public perception of a risk of a pandemic or media coverage of these diseases, or public perception of health risks linked to perceived regional food and beverage safety has materially further adversely affected us by reducing demand for our hotels. Currently, no vaccines have been developed, and there can be no assurance that an effective vaccine can be discovered in time to protect against a potential pandemic. These events have resulted in a sustained, significant drop in demand for our hotels and could have a material adverse effect on us. Prior to investing in Braemar, potential investors should carefully review Braemar’s periodic filings with the Securities and Exchange Commission, including, but not limited to, Braemar’s most current Form 10-K, Form 10-Q and Form 8-K’s, including the risk factors included therein. Company Presentation // September 2020 2

Management Team RICHARD J. STOCKTON DERIC S. EUBANKS, CFA JEREMY J. WELTER Chief Executive Officer & Chief Financial Officer Chief Operating Officer President . 23 years of hospitality . 20 years of hospitality . 15 years of hospitality experience experience experience . 4 years with the Company . 17 years with the Company . 10 years with the Company (5 years with the Company’s . 15 years with Morgan Stanley . 3 years with ClubCorp predecessor) Cornell School of Hotel CFA charterholder . . . 5 years with Stephens Administration BS . Southern Methodist University Investment Bank . University of Pennsylvania BBA . Oklahoma State University BS MBA Company Presentation // September 2020 3

Post COVID-19 Strategic Initiatives Conserve Liquidity Manage the Balance Sheet Return to Profitability Grow the Portfolio The Ritz-Carlton Sarasota Sarasota, FL Company Presentation // September 2020 4

2020 Q2 Hotel Operating Results

BRAEMAR HOTELS & RESORTS

Comparable Hotel Operating Results(1)(4)	2020 Q2	2019 Q2	% Variance
ADR	$ 282.11	$ 290.53	(2.9)%
Occupancy	6.8%	80.18%	(91.5)%
RevPAR	$ 19.22	$232.94	(91.7)%
Total Hotel Revenue(2)	$ 12,870	$ 118,412	(89.1)%
Hotel EBITDA(2)	$ (15,818)	$38,299	(141.3)%
Hotel EBITDA Margin	(122.9)%	32.3%	(155.3)%

COMPARABLE REVPAR(3)(4)



$240
$230
$220
$210
$200
$190
$180
$170
$160
$219
$226
$233
$170
2017
2018
2019
2020 TTM

COMPARABLE HOTEL EBITDA(3)(4)



(In millions)
$150
$140
$130
$120
$110
$100
$90
$80
$70
$121.1
$126.9
$136.7
$142.1
$74.4
2016
2017
2018
2019
2020 TTM

(1) Includes: Bardessono, Hotel Yountville, Ritz-Carlton St. Thomas, Pier House, Marriott Seattle Waterfront, Capital Hilton, Sofitel Chicago, Hilton Torrey Pines, Courtyard San Francisco "The Clancy", The Notary Hotel, Park Hyatt Beaver Creek, Ritz-Carlton Lake Tahoe and Ritz-Carlton Sarasota
(2) In thousands
(3) As reported in Earnings Releases: 2016 as reported on 2/22/2017; 2017 as reported on 2/28/2018; 2018 as reported on 2/27/2019; 2019 as reported on 2/26/2020 ; 2020 Q2 TTM
(4) Due to the economic effects of the COVID-19 pandemic on the Company, the lodging industry and the broader economy, the information provided should not be relied upon as an accurate representation of the current or future financial condition or performance of the Company.

Company Presentation // September 2020 5

2020 Q2 Highlights and Results Quarter Highlights • Net loss attributable to common stockholders for the quarter was $46.3 million or $1.41 per diluted share. • Comparable RevPAR for all hotels decreased 91.7% to $19.22 during the quarter. • Adjusted funds from operations (AFFO) was negative $0.58 per diluted share for the quarter. • Adjusted EBITDAre was negative $18.5 million for the quarter. • Capex invested during the quarter was $4.8 million of the total $15-25 million in capex projected for FY 2020. • Common equity dividend suspended, preferred equity dividends paid. • Converted $75 million credit facility to $65 million term loan Full Year Highlights ADJUSTED EBITDARE AFFO PER SHARE QUARTERLY DIVIDEND PER SHARE $2.00 $0.80 $130 $119.3 $121.5 $120 $1.60 $111.1 $0.34 $109.1 $0.31 $0.15 $110 $0.27 $1.20 $0.38 $0.37 $0.34 $0.16 $0.16 $100 $0.29 $0.80 $90 $0.56 $0.60 $0.50 $0.42 $0.40 $0.12 $0.16 $0.16 $80 $0.40 (In millions) (In $0.46 $0.46 $0.10 $70 $0.39 $0.44 $0.12 $0.00 $0.12 $0.16 $0.16 $60 $53.9 $0.10 $(0.58) $0.12 $50 ($0.40) $0.10 $0.16 $0.16 $40 $0.10 (1) ($0.80) $0.05 2016 2017 2018 2019 2020 $0.00 TTM 2016 2017 2018 2019 2020 2016 2017 2018 2019 2020 (1) TTM Q2 2020 Company Presentation // September 2020 6

High Quality Assets Situated in High Barriers to Entry Leisure and Urban Markets Hotel Yountville The Ritz-Carlton Lake Tahoe Marriott Seattle Waterfront Sofitel Chicago Magnificent Mile The Notary Hotel Yountville, CA Truckee, CA Seattle, WA Chicago, IL Philadelphia, PA Bardessono Hotel & Spa Capital Hilton Yountville, CA Washington, D.C. Courtyard San Francisco “The Clancy”1 The Ritz-Carlton Sarasota San Francisco, CA Sarasota, FL Pier House Resort Key West, FL Hilton La Jolla Torrey Pines Park Hyatt Beaver Creek Pier House Resort & Spa The Ritz-Carlton St. Thomas La Jolla, CA Beaver Creek, CO Key West, FL St. Thomas, USVI 1 Announced repositioning to “The Clancy” // Autograph Collection by Marriott Company Presentation // September 2020 7

Portfolio Detail

BRAEMAR HOTELS & RESORTS

Portfolio Status(1)

Core Assets	Location	Market Type	Number of Rooms	Reopening Date
Bardessono	Napa Valley, CA	Drive-to Leisure	65	Open
Hotel Yountville	Napa Valley, CA	Drive-to Leisure	80	Open
Ritz-Carlton St. Thomas[(2)]	St. Thomas, USVI	Fly-to Leisure	180	Sep-20
Pier House	Key West, FL	Drive-to Leisure	142	Open
Park Hyatt Beaver Creek	Beaver Creek, CO	Drive-to Leisure	190	Open
Marriott Seattle Waterfront	Seattle, WA	Urban	361	Open
Capital Hilton	Washington, D.C.	Urban	550	Open
Sofitel Chicago Magnificent Mile	Chicago, IL	Urban	415	Open
The Notary Hotel	Philadelphia, PA	Urban	499	Open
Hilton Torrey Pines	La Jolla, CA	Drive-to Leisure	394	Open
Ritz-Carlton Sarasota	Sarasota, FL	Drive-to Leisure	266	Open
Ritz-Carlton Lake Tahoe	Truckee, CA	Drive-to Leisure	170	Open
Total Core			**3,312**	
Non-Core Assets				
Courtyard San Francisco Downtown[(3)]	San Francisco, CA	Urban	410	Sep-20
Total Non-Core			**410**	
Total Portfolio			**3,722**	

(1) Re-opening dates are based on best available, current information and are subject to change
(2) Suspended operations on March 25th and reopened on June 15th, then re-suspended operations on August 24th, with a planned reopening on September 18th
(3) Announced repositioning to "The Clancy" // Autograph Collection by Marriott

Company Presentation // September 2020 8

EBITDA Contribution by Brand and Class 2020 Q2 TTM Hotel EBITDA by Brand(1) 2020 Q2 TTM Hotel EBITDA by Class(1) 0% 1% 9% 10% 29% 42% 19% 58% 16% 16% Ritz-Carlton Hilton Autograph Independent Marriott Park Hyatt Sofitel Luxury Upper Upscale 2020 Q2 TTM Room Revenue(1) 1% 23% Group Transient Contract 76% (1) Comparable TTM as of 06/30/2020, see appendix for a reconciliation of TTM hotel net income (loss) to hotel TTM EBITDA; pro forma for Autograph conversion of Courtyard San Francisco conversion scheduled to be complete Q3 2020 Company Presentation // September 2020 9

Post COVID-19 Recovery Underway Occupancy and ADR Ramping Up Since March 15 100% 80% 60% 44.8% 40% 27.2% 20% 15.1% 0% -11.5% -20% -17.3% -32.6% -40% -60% 3/15 3/22 3/29 4/5 4/12 4/19 4/26 5/3 5/10 5/17 5/24 5/31 6/7 6/14 6/21 6/28 7/5 7/12 7/19 7/26 8/2 8/9 8/16 8/23 8/30 Resort Occupancy 7-Day Avg. Occ 7-Day Avg. ADR % Chg. Urban Occupancy 7-Day Avg. Occ 7-Day Avg. ADR % Chg. Total Occupancy 7-Day Avg. Occ 7-Day Avg. ADR % Chg. Urban: Bardessono, Hotel Yountville, Ritz-Carlton St. Thomas, Pier House, Marriott Seattle Waterfront, Capital Hilton, Sofitel Chicago, Hilton Torrey Pines,, Park Hyatt Beaver Creek, Ritz-Carlton Lake Tahoe and Ritz-Carlton Sarasota Resort: Courtyard San Francisco “The Clancy”, The Notary Hotel, Marriott Seattle Waterfront, Capital Hilton, and Sofitel Chicago Company Presentation // September 2020 10

Current Liquidity(1) CASH POSITION CASH & CASH EQUIVALENTS $103M RESTRICTED CASH $41M TOTAL CASH $144M MONTHLY CASH UTILIZATION SUSPENDED HOTEL 73% 44% OPERATIONS $5M CAD AFFO PAYOUT RATIO(3) PAYOUT RATIO(1)(3) INTEREST EXPENSE $2.5M G&A /ADVISORY FEES $1.3M Company Presentation // September 2020 11 (1) As of 06/30/20

Leverage Strategy Well Designed to Handle Pandemic Impact Target Leverage Overview Gross Hold 10% of Gross Debt Balance as cash on Assets the balance sheet Non-recourse debt lowers risk profile 45% Floating-rate debt provides a natural hedge to hotel cash flows and maximizes flexibility in all economic environments Net Debt Proactive strategy to opportunistically refinance loans and extend maturities Long-standing lender relationships 1 The use of debtGross potentially Assets increases BHR’s returns,Net Debtas well as the risk associated with the investment Company Presentation // September 2020 12

Debt Maturities OVERVIEW 2022 0.7x 2.6% NEXT HARD DEBT WEIGHTED AVG. FCCR(1) MATURITY INTEREST RATE(1) Laddered debt maturities(1)(2) 500 400 300 200 $435.0 (In millions) (In $371.5 100 $223.5 The Notary Hotel $0.0 $100.0 0 2020 2021 2022 2023 2024 Thereafter Floating-Rate Floating-Rate (1) As of 06/30/2020 (2) Assumes extension options are exercised Company Presentation // September 2020 13

Portfolio Well Positioned for Ramp Up Strategic 2018/2019 Initiatives Position Braemar for Ramp Up in 2021 Beach Improvement Villa Construction Completed 2019 Completed 2019 Ritz-Carlton Sarasota Bardessono Hotel & Spa Autograph Conversion Hurricane Recovery Completed 2019 Completed 2019 Ritz-Carlton St. The Notary Hotel Thomas Lobby Renovation Autograph Conversion Completed 2019 Completing Q3 2020 Park Hyatt Beaver Creek Courtyard San Francisco Company Presentation // September 2020 14

Highly Aligned Management Team 14.1% Management has significant personal wealth invested in the Company 3.3x Insider ownership 3.3x higher than REIT industry average $13M Total dollar value of insider ownership (as of 8/31/2020) 20.0% 18.0% 16.3% 16.0% Highly-aligned management team is among 14.1% highest insider equity ownership of publicly- 14.0% 12.9% traded Hotel REITs 12.0% 10.0% 8.0% 6.5% 6.0% 4.3% 4.2% 4.0% 2.6% 1.9% 1.6% 1.4% 2.0% 1.2% 1.2% 1.0% 0.6% 0.0% AHT BHR HT APLE Peer Avg. CLDT INN XHR RLJ PEB HST SHO DRH PK REIT Avg includes: AHT, HT, APLE, CLDT, CHSP, RLJ, PEB, INN, HST, DRH, SHO, XHR, PK Source: Proxy and Company filings Company Presentation // September 2020 15

Key Takeaways Conserve Liquidity Manage the Balance Sheet Return to Profitability Grow the Portfolio The Ritz-Carlton Sarasota Sarasota, FL Company Presentation // September 2020 16

Appendix

Reconciliation of Net Income (Loss) to Comparable Hotel EBITDA

In thousands except room and per room data

	Three Months Ended June 30, 2020	Three Months Ended March 31, 2020	Three Months Ended December 31, 2019	Three Months Ended September 30, 2019	TTM Ended June 30, 2020
Net income (loss)	$ (38,090)	$ (2,046)	$ 31,519	$ 9,196	$ 579
Non-property adjustments	813	-	(26,320)	1,441	(24,066)
Interest income	(18)	(62)	(69)	(79)	(228)
Interest expense	4,570	4,906	5,210	4,829	19,515
Amortization of loan cost	287	282	309	229	1,107
Depreciation and amortization	18,553	18,338	18,310	16,831	72,032
Income tax expense (benefit)	(804)	335	(173)	(78)	(720)
Non-hotel EBITDA ownership expense	(1,129)	4,970	1,277	1,048	6,166
Hotel EBITDA including amounts attributable to noncontrolling interest	(15,818)	26,723	30,063	33,417	74,385
Less: EBITDA adjustments attributable to consolidated noncontrolling interest	1,084	(957)	(1,520)	(1,545)	(2,938)
Hotel EBITDA attributable to the Company and OP unitholders	$ (14,734)	$ 25,766	$ 28,543	$ 31,872	$ 71,447
Non-comparable adjustments	-	138	(87)	(25)	26
Comparable hotel EBITDA	$ (15,818)	$ 26,861	$ 29,976	$ 33,392	$ 74,411

	Three Months Ended June 30, 2019
Net income (loss)	$ 12,770
Non-property adjustments	(9)
Interest income	(77)
Interest expense	4,965
Amortization of loan cost	209
Depreciation and amortization	18,474
Income tax expense (benefit)	422
Non-hotel EBITDA ownership expense	1,395
Hotel EBITDA including amounts attributable to noncontrolling interest	38,149
Less: EBITDA adjustments attributable to consolidated noncontrolling interest	(2,527)
Hotel EBITDA attributable to the Company and OP unitholders	$ 35,622
Non-comparable adjustments	150
Comparable hotel EBITDA	$ 38,299

Company Presentation // September 2020 18

Reconciliation of Net Income (Loss) to EBITDAre and Adjusted EBITDAre

BRAEMAR HOTELS & RESORTS

In thousands

	Three Months Ended June 30, 2020	Three Months Ended March 31, 2020	Three Months Ended December 31, 2019	Three Months Ended September 30, 2019	TTM Ended June 30, 2020
Net income (loss)	$ (51,491)	$ (15,387)	$ 17,095	$ (8,954)	$ (58,737)
Interest expense and amortization of loan costs	12,797	11,897	12,613	13,646	50,953
Depreciation and amortization	18,553	18,338	18,121	16,831	71,843
Income tax expense (benefit)	(4,447)	1,370	271	155	(2,651)
Equity in (earnings) loss of unconsolidated entity	40	40	50	48	178
Company's portion of EBITDA of OpenKey	(40)	(39)	(48)	(50)	(177)
EBITDA	(24,588)	16,219	48,102	21,676	61,409
Gain (loss) on insurance settlement, disposition of assets and sale of hotel property	—	—	(26,319)	1,163	(25,156)
EBITDAre	(24,588)	16,219	21,783	22,839	36,253
Amortization of favorable (unfavorable) contract assets (liabilities)	207	207	285	129	828
Transaction and conversion costs	120	491	893	506	1,818
Other (income) expense	64	138	13,577	114	13,893
Write-off of loan costs and exit fees	2,237	—	—	335	2,572
Unrealized (gain) loss on investments	—	—	(13,262)	1,471	(11,791)
Unrealized (gain) loss on derivatives	969	(1,156)	131	754	698
Non-cash stock/unit-based compensation	2,048	1,985	2,035	2,359	8,427
Legal, advisory and settlement costs	413	613	93	203	1,407
Advisory services incentive fee	—	—	(77)	(132)	(209)
Company's portion of adjustments to EBITDAre of OpenKey	2	3	3	4	12
Adjusted EBITDAre	$ (18,528)	$ 18,500	$ 25,461	$ 28,582	$ 53,908

Company Presentation // September 2020 19

Indebtedness

BRAEMAR HOTELS & RESORTS

In thousands

Indebtedness	Collateral	Maturity		June 30, 2020
Secured rev olv ing credit facility [1]	Equity	October 2022	$	-
Mortgage loan [2]	Park Hyatt Beav er Creek	April 2021		67,500
Mortgage loan [3]	The Notary Hotel Courtyard San Francisco Downtown Sofitel Chicago Magnificent Mile Marriott Seattle Waterfront	June 2021		435,000
Mortgage loan [4]	Ritz-Carlton, St. Thomas	August 2021		42,500
Mortgage loan [5]	Hotel Yountv ille	May 2022		51,000
Mortgage loan [5]	Bardessono Hotel	August 2022		40,000
Term loan[1]	Equity	October 2022		65,000
Mortgage loan [5]	Ritz-Carlton, Sarasota	April 2023		100,000
Mortgage loan [5]	Ritz-Carlton, Lake Tahoe	January 2024		54,000
Mortgage loan	Capital Hilton Hilton La Jolla Torrey Pines	February 2024		195,000
Mortgage loan [5]	Pier House Resort	September 2024		80,000
			$	1,130,000
Deferred loan costs, net				(6,687)
Indebtedness, net			$	1,123,313

(1) Effective June 8, 2020, we amended this secured revolving credit facility totaling $75 million, which was the total borrowing capacity. In conjunction with the amendment, we repaid $10 million of principal and converted the facility to a term loan with a principal balance of $65 million. The amended term loan is interest only until March 2021 and bears interest at a rate of Base Rate + 1.25% - 2.50% or LIBOR + 2.25% - 3.50%, with a LIBOR floor of 0.50%. Beginning March 31, 2021, principal amortization payments of $5 million are due on the last day of each quarter.

(2) This mortgage loan has three one-year extension options, subject to satisfaction of certain conditions, of which the second was exercised in April 2020.

(3) Effective June 9, 2020, we executed a FF&E accommodation agreement for this mortgage loan. Terms of the agreement included lender-held reserves were made available to fund property-level operating expenses and monthly FF&E escrow deposits were waived through January 2021. This mortgage loan has five one-year extension options, subject to satisfaction of certain conditions, of which the first was exercised in June 2020.

(4) The interest rate spread on this mortgage loan changed from 4.95% as of December 31, 2019, to 3.95% as of March 31, 2020, based on an appraisal received in accordance with the August 5, 2019 loan amendment. This mortgage loan has a LIBOR floor of 1.00%. This mortgage loan has three one-year extension options, subject to satisfaction of certain conditions.

(5) Effective May 1, 2020, we executed a forbearance agreement for this mortgage loan. Terms of the agreement included adding a LIBOR floor to 0.25%, an initial interest payment deferral for three months, with the option to extend the interest payment deferral an additional three months, which was exercised in August 2020, with all deferred payments due at maturity, lender-held reserves were made available to fund property-level operating expenses, and monthly FF&E escrow deposits were waived through December 2020.

Company Presentation // September 2020 20